Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: November 16, 2011

CRC Health Corporation Reports Operating Results

For the Three Months and Nine Months Ended September 30, 2011

CUPERTINO, CA, November 16, 2011—CRC Health Corporation (“CRC” or the “Company”), a leading provider of substance abuse treatment and adolescent youth services through its wholly owned consolidated subsidiaries, announced its results for the three months and nine months ended September 30, 2011. These results include restatements for the three months and nine months ended September 30, 2010. See below under the caption “Restatement of Previously Issued Condensed Consolidated Financial Statements” for additional detail.

During the second quarter of 2011, the Company changed its managerial and financial reporting structure. As a result, the Company identified its new reportable segments as recovery, youth and weight management. Prior to this change, the Company had two operating segments which were also its reportable segments: recovery and healthy living. The weight management businesses that were previously reported under healthy living are now reported separately. The Company has retrospectively revised the segment presentation for all periods presented.

The recovery division provides substance abuse and behavioral disorder treatment services through residential treatment facilities and outpatient treatment clinics. The youth division provides therapeutic educational programs to underachieving young people through residential schools and wilderness programs. The weight management division provides treatment services through adolescent and adult weight management programs as well as eating disorder facilities.

Consolidated net revenue for the three months ended September 30, 2011 increased $5.9 million, or 5%, to $119.3 million compared to the same period in 2010. For the three months ended September 30, 2011, consolidated operating expenses decreased $6.5 million, or 6%, to $95.1 million from $101.5 million in the same period of 2010. The decrease was primarily driven by a decrease of non-cash goodwill and asset impairment charges of $10.8 million within the youth division offset by increases in supplies, facilities, and other operating costs of $2.9 million, and the provision for doubtful accounts of $0.7 million. For the three months ended September 30, 2011 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“Adjusted Pro Forma EBITDA”) decreased $0.8 million, or 3%, to $30.2 million compared to $31.0 million during the same period in 2010.

Consolidated net revenue for the nine months ended September 30, 2011 increased $21.1 million, or 7%, to $341.6 million compared to the same period in 2010. For the nine months ended September 30, 2011, consolidated operating expenses decreased $44.1 million, or 14%, to $280.5 million from $324.6 million in the same period of 2010. The decrease was primarily driven by a decrease in non-cash goodwill and asset impairment charges of $59.7 million within the youth division partially offset by increases in supplies, facilities, and other operating costs of $11.4 million and salaries and benefits of $4.4 million. For the nine months ended September 30, 2011 adjusted pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased $4.4 million, or 5%, to $85.1 million compared to $80.7 million during the same period in 2010.

Three Months Ended September 30, 2011 Operating Results:

The following table presents the Company’s revenue, operating expense, operating income, adjusted pro forma EBITDA, and adjusted pro forma EBITDA margin by division for the three months ended September 30, 2011 and 2010 (numbers in thousands, except for percentages):

	Three Months Ended September 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Net revenue
Recovery	$86,636	$82,963	$3,673	4%
Youth	20,708	19,104	1,604	8%
Weight management	11,909	11,304	605	5%
Corporate	33	51	(18)	(35)%

	119,286	113,422	5,864	5%
Operating expenses
Recovery	60,699	54,765	5,934	11%
Youth	18,268	29,313	(11,045)	(38)%
Weight Management	8,872	8,495	377	4%
Corporate	7,212	8,942	(1,730)	(19)%

	95,051	101,515	(6,464)	(6)%
Operating income (loss)
Recovery	25,937	28,198	(2,261)	(8)%
Youth	2,440	(10,209)	12,649	124%
Weight Management	3,037	2,809	228	8%
Corporate	(7,179)	(8,891)	1,712	19%

	24,235	11,907	12,328	104%

Adjusted Pro Forma EBITDA (see note)
Recovery	28,708	30,908	(2,200)	(7)%
Youth	2,902	1,611	1,291	80%
Weight Management	3,348	3,093	255	8%
Corporate	(4,796)	(4,583)	(213)	5%

	$30,162	$31,029	$(867)	(3)%

Adjusted Pro Forma Operating Margin (see note)
Recovery	33%	37%
Youth	14%	8%
Weight Management	28%	27%
CRC Health Corporation	25%	27%

Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

Recovery Division:

•

Net revenue increased $3.7 million, or 4%, to $86.6 million for the quarter from $83.0 million from the comparable prior-year quarter. Revenue increases were primarily driven by an increase of $2.8 million in residential facilities and an increase of $0.7 million within comprehensive treatment centers (“CTCs”).

•

Operating expenses increased $5.9 million driven by increases of $5.3 million and $0.6 million, in residential facilities and CTCs, respectively, from the comparable prior-year quarter. The $5.9 million increase was primarily due to an increase of $3.3 million in supplies, facilities and other operating costs, largely the result of investigative costs related to the Facility, an increase of $1.8 million in salaries and benefits, and an increase of $0.8 million in provision for doubtful accounts.

•	Adjusted pro forma EBITDA decreased $2.2 million, or 7%, to $28.7 million for the quarter from $30.9 million from the comparable prior-year quarter.

Youth Division:

•

Net revenue increased $1.6 million, or 8%, to $20.7 million for the quarter from $19.1 million from the comparable prior-year quarter. The increase in revenue was driven by increases of $0.3 million and $1.3 million in residential facilities and outdoor programs, respectively.

•	Operating expenses decreased $11.0 million, or 38%, primarily driven by a decrease of non-cash goodwill and asset impairment charges of $9.1 million and $1.7 million, respectively.

•	Adjusted pro forma EBITDA increased $1.3 million to $2.9 million for the quarter from $1.6 million from the comparable prior-year quarter.

Weight Management Division:

•	Net revenue increased $0.6 million, or 5%, to $11.9 million for the quarter from $11.3 million from the comparable prior-year quarter. The increase in revenue was primarily driven by the summer camps.

•

Operating expenses increased $0.4 million, or 4%, primarily due to increases of $0.3 million in salaries and benefits and $0.2 million in supplies, facilities and other operating costs, offset by a $0.1 million decrease in provision from doubtful accounts.

•	Adjusted pro forma EBITDA increased $0.3 million to $3.3 million for the quarter from $3.1 million from the comparable prior-year quarter.

Corporate:

•

Corporate operating expenses decreased $1.7 million or 19% from $8.9 million from the comparable prior-year quarter primarily due to decreases of $1.4 million in salaries and benefits and $0.5 million in supplies, facilities and other operating costs, offset by an increase of $0.2 million in depreciation and amortization.

Nine Months Ended September 30, 2011 Operating Results:

The following table presents the Company’s revenue, operating expense, operating income, adjusted proforma EBITDA, and adjusted proforma EBITDA margins by division for the nine months ended September 30, 2011 and 2010 (numbers in thousands, except for percentages).

	Nine Months Ended September 30,
			2011 vs. 2010
	2011	2010	$ Change	% Change
		As Restated
Net revenue
Recovery	$261,712	$244,927	$16,785	7%
Youth	54,002	51,767	2,235	4%
Weight Management	25,818	23,709	2,109	9%
Corporate	112	151	(39)	(26)%

	341,644	320,554	21,090	7%
Operating expenses
Recovery	176,943	162,054	14,889	9%
Youth	56,834	116,737	(59,903)	(51)%
Weight Management	21,965	21,478	487	2%
Corporate	24,752	24,322	430	2%

	280,494	324,591	(44,097)	(14)%
Operating income (loss)
Recovery	84,769	82,873	1,896	2%
Youth	(2,832)	(64,970)	62,138	96%
Weight Management	3,853	2,231	1,622	73%
Corporate	(24,640)	(24,171)	(469)	(2)%

	61,150	(4,037)	65,187	1,615%

Adjusted Pro Forma EBITDA (see note)
Recovery	93,150	90,790	2,360	3%
Youth	1,979	730	1,249	171%
Weight Management	5,654	3,370	2,284	68%
Corporate	(15,765)	(14,226)	(1,539)	(11)%

	$85,018	$80,664	$4,354	5%

Adjusted Pro Forma Operating Margin (see note)
Recovery	36%	37%
Youth	4%	1%
Weight Management	22%	14%
CRC Health Corporation	25%	25%

Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

Recovery Division:

•

Net revenue increased $16.8 million, or 7%, to $261.7 million for the nine months ended September 30, 2011 from $244.9 million for the comparable periods in 2011 and 2010. Revenue increases were primarily driven by increases of $13.9 million and $2.9 million within residential facilities and CTCs, respectively.

•

Operating expenses increased $14.9 million driven by increases of $12.8 million and $2.1 million, in residential facilities and CTCs, respectively, for the comparable periods in 2011 and 2010. The $14.9 million increase was primarily due to an increase of $8.1 million in supplies, facilities and other operating costs, a portion of which was the result of investigative costs related to the Facility, an increase of $5.5 million in salaries and benefits, an increase of $1.2 million in provision for doubtful accounts, and an increase of $0.1 million in depreciation and amortization.

•	Adjusted pro forma EBITDA increased $2.4 million, or 3%, to $93.2 million for the nine months ended September 30, 2011 from $90.8 million from the comparable prior-year period.

Youth Division:

•

Net revenue increased $2.2 million, or 4%, to $54.0 million for the nine months ended September 30, 2011 from $51.8 million for the comparable periods in 2011 and 2010. The increase in revenue was driven by increases of $3.9 million in outdoor programs, offset by a decrease of $1.7 million in residential facilities.

•	Operating expenses decreased $59.9 million, or 51%, primarily driven by a decrease of non-cash goodwill and asset impairment charges of $52.7 million and $7.0 million, respectively.

•	Adjusted pro forma EBITDA increased $1.2 million to $2.0 million for the nine months ended September 30, 2011 from $0.7 million of the comparable prior-year period.

Weight Management Division:

•

Net revenue increased $2.1 million, or 9%, to $25.8 million for the nine months ended September 30, 2011 from $23.7 million from the comparable prior-year period. The increase in revenue was due to higher patient days and favorable pricing.

•

Operating expenses increased $0.5 million, or 2%, primarily driven by an increase of $1.1 million in supplies, facilities and other operating costs, offset by a decrease in asset impairment charges of $0.3 million, and a decrease of $0.3 million in provision for doubtful accounts.

•	Adjusted pro forma EBITDA increased $2.3 million to $5.7 million for the nine months ended September 30, 2011 from $3.4 million for the comparable prior-year period.

Corporate:

•

Corporate operating expenses increased $0.4 million or 2% for the comparable periods in 2011 and 2010 due primarily to an increase of $1.8 million in supplies, facilities and other operating costs and an increase of $0.5 million in depreciation and amortization, primarily offset by a $1.8 million decrease in salaries and benefits.

Non-GAAP Financial Measures:

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Operating Margin, and EBITDA are supplemental non-GAAP financial measures that CRC believes provide useful information to both management and investors concerning its ability to comply with certain covenants in its borrowing arrangements that are tied to these measures and to meet its future debt obligations. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors.

Adjusted pro forma EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations, further adjusted for the items listed in the table entitled “Reconciliation of Net Income (Loss) to Adjusted Pro Forma EBITDA for the Three Months and Nine Months Ended September 30, 2011 and 2010.” Adjusted pro forma EBITDA takes into account all adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. Additionally, adjusted pro forma EBITDA is calculated on a consolidated basis and does not give effect to discontinued operations presentation.

Adjusted pro forma operating margin is defined as adjusted pro forma EBITDA divided by net revenue.

When we complete acquisitions during a reporting period, we present our results of operations on a pro forma basis assuming that the acquisition had been completed at the beginning of each period. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. Our pro forma results are for informational purposes only and do not purport to represent what CRC’s result of operations or financial position would have been if the acquisitions had actually been completed at the beginning of such period, nor does such information purport to project the results of operations for any future period. We did not complete any acquisitions with a material effect during the periods presented in this press release.

The presentation of these supplemental non-GAAP financial measures is not meant to be considered in isolation of, or as a substitute for net income (loss) or other financial results prepared in accordance with GAAP.

Restatement of Previously Issued Condensed Consolidated Financial Statements

As disclosed in our Form 10-K/A for the year ended December 31, 2010, our Form 10-Q/A for the quarterly period ended March 31, 2011, and our Form 10-Q for the quarterly period ended June 30, 2011, we restated our previously issued consolidated financial statements for the years ended December 31, 2008, 2009, and 2010, including the quarterly data for the years 2009 and 2010, and for the fiscal quarter ended March 31, 2011. The restatements were prompted by errors in accounting for revenue, accounts receivable, bad debt expenses, and general expenses at one of our recovery residential facilities (the “Facility”).

The following tables summarize the restatements for periods in 2010 not presented previously:

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
	(in thousands)
Net loss, as previously reported	$(4,476)	$(48,069)

Adjustments related to the Facility
Net client service revenues	(58)	10
Provision for doubtful accounts	(117)	(285)
Supplies, facilities and other operating costs	(84)	(146)
Income tax effects	107	174

Facility adjustments after tax	(152)	(247)

Other adjustments:
Net client service revenues	—	(323)
Stock compensation	(777)	(269)
Supplies, facilities and other operating costs	—	423
Income tax effects	306	66

Other adjustments after tax	(471)	(103)

Total adjustments	(623)	(350)

Net loss, as restated	$(5,099)	$(48,419)

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$14,070	$7,111
Restricted cash	444	546
Accounts receivable-net	36,194	31,873
Prepaid expenses	5,653	8,530
Other current assets	2,172	1,921
Income taxes receivable	—	470
Deferred income taxes	6,761	6,761
Current assets of discontinued operations	1,557	1,635

Total Current Assets	66,851	58,847
PROPERTY AND EQUIPMENT - Net	127,049	125,626
GOODWILL - Net	521,807	521,807
OTHER INTANGIBLE ASSETS - Net	305,831	314,032
OTHER ASSETS - Net	21,865	19,411

TOTAL ASSETS	$1,043,403	$1,039,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,059	$4,937
Accrued liabilities	30,218	30,856
Income taxes payable	4,631	—
Current portion of long-term debt	13,784	11,111
Other current liabilities	13,920	18,305
Current liabilities of discontinued operations	2,746	3,619

Total current liabilities	70,358	68,828
LONG TERM DEBT - Less current portion	587,837	598,915
OTHER LONG-TERM LIABILITIES	8,398	8,786
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	7,060	3,142
DEFERRED INCOME TAXES	106,012	105,079

Total liabilities	779,665	784,750

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value - 1,000 shares authorized, issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	463,414	462,970
Accumulated deficit	(199,676)	(205,891)
Accumulated other comprehensive loss	—	(2,106)

Total stockholders’ equity	263,738	254,973

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,043,403	$1,039,723

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
		As Restated		As Restated
NET REVENUE:
Net client service revenues	$119,286	$113,422	$341,644	$320,554

OPERATING EXPENSES:
Salaries and benefits	52,176	51,669	155,776	151,346
Supplies, facilities and other operating costs	35,250	32,353	101,543	90,188
Provision for doubtful accounts	2,618	1,754	6,507	5,625
Depreciation and amortization	5,007	4,991	14,721	15,500
Asset impairment	—	1,696	1,947	9,209
Goodwill impairment	—	9,052	—	52,723

Total operating expenses	95,051	101,515	280,494	324,591

OPERATING INCOME (LOSS)	24,235	11,907	61,150	(4,037)
INTEREST EXPENSE, NET	(10,246)	(10,734)	(34,168)	(32,251)
OTHER INCOME (EXPENSE)	—	—	31	(88)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	13,989	1,173	27,013	(36,376)
INCOME TAX EXPENSE	6,731	2,405	11,988	296

INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX	7,258	(1,232)	15,025	(36,672)
LOSS FROM DISCONTINUED OPERATIONS NET OF TAX	(4,508)	(3,867)	(8,810)	(11,747)

NET INCOME (LOSS)	$2,750	$(5,099)	$6,215	$(48,419)

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
		As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,215	$(48,419)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,753	15,929
Amortization of debt discount and capitalized financing costs	3,043	3,179
Goodwill impairment	—	52,723
Asset impairment	4,401	20,504
Gain on interest rate swap agreement	(38)	(292)
Gain on sale of property and equipment	(125)	42
Provision for doubtful accounts	6,604	5,809
Stock-based compensation	2,060	2,447
Deferred income taxes	—	(12,668)
Changes in assets and liabilities:
Restricted cash	102	(295)
Accounts receivable	(10,935)	(7,751)
Prepaid expenses	2,889	1,761
Income taxes receivable and payable	4,628	4,411
Other current assets	(246)	88
Accounts payable	144	2,385
Accrued liabilities	240	(212)
Other current liabilities	(767)	899
Other long-term assets	(2,091)	(3,442)
Other long-term liabilities	3,271	2,509

Net cash provided by operating activities	34,148	39,607

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment	(12,356)	(14,678)
Proceeds from sale of property and equipment	152	41
Acquisition of businesses, net of cash acquired	(91)	(86)

Net cash used in investing activities	(12,295)	(14,723)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital distributed (to) from Parent	(1,616)	8
Capitalized financing costs	(3,169)	—
Borrowings under revolving line of credit	9,500	13,500
Repayments under revolving line of credit	(7,000)	(30,000)
Repayment of long-term debt	(12,609)	(9,015)

Net cash used by financing activities	(14,894)	(25,507)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,959	(623)
CASH AND CASH EQUIVALENTS—Beginning of year	7,111	4,982

CASH AND CASH EQUIVALENTS—End of period	$14,070	$4,359

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Payable related to acquisition	$185	$309

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized interest	$36,558	$34,250

Cash paid for income taxes, net of refunds	$2,054	$1,147

Reconciliation of Net Income (Loss) to

Adjusted Pro Forma EBITDA for the Three Months and Nine Months

Ended September 30, 2011 and 2010 (in thousands):

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
		As Restated		As Restated
NET INCOME (LOSS):
Net income (loss)	$2,750	$(5,099)	$6,215	$(48,419)

Depreciation and amortization	5,008	5,045	14,753	15,929
Income tax expense (benefit)	4,014	(33)	6,682	(7,110)
Interest expense	10,237	10,736	34,159	32,256

EBITDA	22,009	10,649	61,809	(7,344)
ADJUSTMENTS TO EBITDA:
Discontinued operations	1,637	1,213	4,034	3,096
Asset impairment	—	2,494	4,401	20,504
Goodwill impairment	—	9,052	—	52,723
Non-impairment restructuring activities	5,383	6,160	8,674	6,440
Stock-based compensation expense	703	99	2,060	2,447
Foreign exchange translation	32	13	35	13
(Loss) gain on fixed asset disposal	(94)	56	(126)	42
Management fees	399	1,240	1,955	2,481
Debt refinancing costs	98	65	2,009	203
Other non-recurring costs	(5)	(12)	167	59

Total pro forma adjustments to EBITDA	8,153	20,380	23,209	88,008

ADJUSTED PRO FORMA EBITDA	$30,162	$31,029	$85,018	$80,664

Selected Operating Statistics:

	Nine Months Ended September 30,
	2011	2010

Recovery Division:
Residential facilities:
Number of facilities - end of period	49	46
Available beds - end of period	2,074	2,034
Patient days	452,508	432,636
Net revenue per patient day (As Restated for 2010)	$375.90	$361.13
CTCs:
Number of clinics - end of period	54	54
Patient days	7,297,287	7,195,258
Net revenue per patient day (As Restated for 2010)	$12.55	$12.33
Youth Division:
Residential facilities:
Number of facilities - end of period	11	17
Patient days	116,751	134,041
Net revenue per patient day	$284.01	$260.42
Outdoor programs:
Number of facilities - end of period	5	7
Patient days	43,120	37,675
Net revenue per patient day	$483.37	$447.51
Weight Management Division:
Number of facilities - end of period	18	17
Patient days	87,249	84,190
Net revenue per patient day	$295.91	$281.61

Conference Call

CRC Health Corporation will host a conference call, open to all interested parties, on Friday, November 18, 2011 beginning at 4:30 PM Eastern Time (1:30 PM Pacific Time). The number to call within the United States is (888) 617-5714. Participants outside the United States should call (719) 457-2731. The conference ID is 1019749.

A replay of the conference call will be available starting at 7:00 PM Eastern Time on Friday, November 18, 2011 until 7:00 PM Eastern Time Friday, November 25, 2011. The replay number for callers within the United States is (888) 203-1112 or (719) 457-0820 from outside the United States and the conference ID for all callers is 1019749.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: effect of healthcare reform and other changes in government reimbursement for CRC’s services; reductions in the availability of governmental and private financial aid for CRC’s youth treatment programs; CRC’s substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment programs; implementation of the strategic plan for improving performance of the Aspen business may not be successful; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; Securities and Exchange Commission review of financial restatements; a material weakness in our internal controls over financial reporting; and certain restrictive covenants in CRC’s debt documents and other risks including but not limited to the items discussed in “Risk Factors” in CRC’s Annual Report on Form 10-K/A for the year ended December 31, 2011 filed on October 17, 2011, and that are otherwise described from time to time in CRC’s Securities and Exchange Commission filings after this press release.

About CRC Health Group

CRC Health Group is the most comprehensive network of addiction treatment and related behavioral health services in the nation. CRC offers the largest array of personalized treatment options, allowing individuals, families and professionals to choose the most appropriate treatment setting for their behavioral, addiction, weight management or therapeutic education needs. CRC is committed to making its services widely and easily available, while maintaining a passion for delivering advanced treatment. Since 1995, CRC has been helping individuals and families reclaim and enrich their lives. For more information, visit www.crchealth.com or call (877) 637-6237.

Contact:

CRC Health Corporation

LeAnne M. Stewart, 408 645 3160

Chief Financial Officer